Exhibit 99.1

iAnthus Announces Justin Vu as CFO

NEW YORK, NY and TORONTO, ON – January 6, 2025 – iAnthus Capital Holdings, Inc. (“iAnthus” or the “Company”) (CSE: IAN, OTCQB: ITHUF), which owns, operates and partners with regulated cannabis operations across the United States, is pleased to announce the appointment of Justin Vu as the permanent Chief Financial Officer of the Company, effective immediately. Mr. Vu was appointed to serve as Interim Chief Financial Officer on April 5, 2024 after joining iAnthus in early 2023 as Senior Vice President of Finance. Prior to joining iAnthus, Mr. Vu was a financial consultant and worked in various senior finance and accounting roles with a large US-based media and entertainment company.

“We believe Justin Vu is the ideal Chief Financial Officer to continue to lead iAnthus through this chapter of growth and innovation. Since joining iAnthus, Justin has demonstrated a track record of execution, operational efficiency and driving results. We have every confidence that Justin will continue to make a positive impact on the Company,” said Richard Proud, CEO of the Company.

About iAnthus

iAnthus owns and operates licensed cannabis cultivation, processing and dispensary facilities throughout the United States. For more information, visit www.iAnthus.com.

Forward Looking Statements

Statements in this news release may contain forward-looking statements. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of management, are not guarantees of performance and are subject to significant risks and uncertainty. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in the Company's reports that it files from time to time with the U.S. Securities and Exchange Commission and the Canadian securities regulators which you should review including, but not limited to, the Company's Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission. When used in this news release, words such as “will,” “could,” “plan,” “estimate,” “expect,” “intend,” “may,” “potential,” “believe, “should” and similar expressions, are forward-looking statements. Forward-looking statements may include, without limitation, statements relating to the Company's financial performance, business development and results of operations, and changes to the composition of the Company’s management.

These forward-looking statements should not be relied upon as predictions of future events, and the Company cannot assure you that the events or circumstances discussed or reflected in these statements will be achieved or will occur. If such forward-looking statements prove to be inaccurate, the inaccuracy may be material. You should not regard these statements as a representation or warranty by the Company or any other person that it will achieve its objectives and plans in any specified timeframe, or at all. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. The Company disclaims any obligation to publicly update or release any revisions to these forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this news release or to reflect the occurrence of unanticipated events, except as required by law.

Neither the Canadian Securities Exchange nor the U.S. Securities and Exchange Commission has reviewed, approved or disapproved the content of this news release.

Contact Information

Corporate/Media/Investors:

Justin Vu

iAnthus Capital Holdings, Inc.

1-646-518-9418

investors@ianthuscapital.com